Explanation of Responses:

(1)       This Form 4 is filed on behalf of Cecilia Gonzalo.  Ms. Gonzalo is a Member and Managing Director of Warburg Pincus LLC, New York limited liability company (“WP LLC”),and a Partner of Warburg Pincus & Co., a New York general partnership (“WP”).  Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X”) directly beneficially owns 26,163 shares of Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred”), of Talon Therapeutics, Inc., a Delaware corporation (the “Company”), and Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WPP X” and, together with WP X, the “WP X Funds”), directly beneficially owns 837 shares of Series A-3 Preferred (together with the 26,163 shares of Series A-3 Preferred beneficially owned by WP X, the “Securities”).  Warburg Pincus X, L.P. is a Delaware limited partnership and the sole general partner of each of the WP X Funds (“WP X LP”).  Warburg Pincus X LLC is a Delaware limited liability company and the sole general partner of WP X LP (“WP X LLC”). Warburg Pincus Partners LLC is a New York limited liability company and the sole member of WP X LLC (“WPP LLC”). WP LLC manages each of the WP X Funds. WP is the managing member of WPP LLC. Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC and may be deemed to control the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP LLC and WP.  Each of the WP X Funds, WP X LP, WP X LLC, WPP LLC, WP LLC, WP and Messrs. Charles R. Kaye and Joseph P. Landy, is a “Warburg Pincus Reporting Person” and collectively, the “Warburg Pincus Reporting Persons”.

This Form 4 shall not be deemed an admission that the Reporting Person or any other person referred to herein, other than the WP X Funds, is a beneficial owner of any Securities or the right to acquire Series A-3 Preferred for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or for any other purpose or that the Reporting Person or other person has an obligation to file this Form 4.

(2)     By reason of the provisions of Rule 16a-1 of the Exchange Act, the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to be the beneficial owners of an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the Securities that may be deemed to be beneficially owned by the other WP X Fund. WP X LP, WP X LLC, WPP LLC, WP LLC, WP, Mr. Kaye, Mr. Landy and Ms. Gonzalo may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Securities that may be deemed to be beneficially owned by the WP X Funds.  Ms. Gonzalo disclaims beneficial ownership of all Securities that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein.

(3)    Each share of Series A-3 Preferred is convertible into such number of shares of common stock of the Company, par value $0.001 (“Common Stock”), as is equal to the accreted value of such share of Series A-3 Preferred divided by a conversion price equal to $0.35 as of July 3, 2012, subject to adjustment pursuant to the terms of the certificate of designation setting forth the designations, preferences, limitations and relative rights of the Series A-3 Preferred.  Unless converted or redeemed pursuant to their terms, the Series A-3 Preferred do not expire.

(4)   WP X and WPP X partially exercised their contractual right to acquire Series A-3 Preferred. WP X acquired 26,163 shares of Series A-3 Preferred and WPP X acquired 837 shares of Series A-3 Preferred.  Deerfield Private Design Fund, L.P., Deerfield Private Design International, L.P., Deerfield Special Situation Fund, L.P., and Deerfield Special Situations Fund International Limited exercised their right to purchase ten percent (10%) of such shares and acquired 3,000 shares of Series A-3 Preferred in the aggregate, which reduced the number of shares acquirable by the WP X Funds pursuant to their contractual right by such amount.  By reason of the provisions of Rule 16a-1 of the Exchange Act, the Warburg Pincus Reporting Persons, other than the WP X Funds, may be deemed to be the beneficial owners of an indeterminate portion of the right to acquire Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds, and each WP X Fund may be deemed to beneficially own an indeterminate portion of the right to acquire Series A-3 Preferred that may be deemed to be beneficially owned by the other WP X Fund. WP X LP, WP X LLC, WPP LLC, WP LLC, WP, Mr. Kaye, Mr. Landy and Ms. Gonzalo may be deemed to have an indirect pecuniary interest in an indeterminate portion of the right to acquire Series A-3 Preferred that may be deemed to be beneficially owned by the WP X Funds.  Ms. Gonzalo disclaims beneficial ownership of the right to acquire Series A-3 Preferred  that may be deemed to be beneficially owned by the WP X Funds, except to the extent of any indirect pecuniary interest therein.